PAGE 1
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K



                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported) :
                               November 21, 1996


                          SIMON DeBARTOLO GROUP, INC.
       -----------------------------------------------------------------

            (Exact name of registrant as specified in its charter)




         Maryland                   1-12618            35-1901999
     ---------------              ------------      ---------------
     (State or other              (Commission        (IRS Employer
     jurisdiction of              File Number)    Identification No.)
      incorporation)




               115 WEST WASHINGTON STREET
                  INDIANAPOLIS, INDIANA               46204
       -----------------------------------------------------------------
            (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code:  317.636.1600


                                Not Applicable
       -----------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events


      On November 21, 1996 the Registrant made available additional ownership and operation information concerning the Registrant, Simon DeBartolo Group, L.P., Simon Property Group, L.P. and properties owned or managed as of September 30, 1996, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.



Item 7.  Financial Statements and Exhibits

     Financial Statements:

          None


     Exhibits:

                                           Page Number in
Exhibit No.         Description              This Filing
-----------         -----------              -----------

 99                 Supplemental Information      4
                    as of September 30, 1996

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  November 21, 1996




                         SIMON DeBARTOLO GROUP, INC.


                              By: \s\ James M. Barkley
                                  --------------------
                                  James M. Barkley,
                                  Secretary/General Counsel

                           SUPPLEMENTAL INFORMATION
                               Table of Contents
                           As of September 30, 1996


    Information                                      Page

Overview                                              5

Ownership Structure                                  6-7

Reconciliation of Net Income to
     Funds from Operations ("FFO")                    8

Selected Financial Information                       9-10

Portfolio GLA, Occupancy & Rent Data                11-13

Rent Information                                    14-16

Lease Expirations                                   17-22

Scheduled Debt Amortization and Maturities            23

Summary of Mortgage Indebtedness by Maturity        24-29

Summary of Variable Rate Debt and
   Interest Rate Protection Agreements              30-31

New Development Activities                          32-33

Renovation/Expansion Activities                     34-35

Capital Expenditures                                  36

Gains on Sales of Peripheral Land                     37

Teleconference Text - November 11, 1996             38-42

                             SIMON DeBARTOLO GROUP
                                   Overview


The Company
-----------


Simon DeBartolo Group, Inc. (the "Company" or "SDG") (NYSE:SPG) was created as a result of the merger (the "Merger") on August 9, 1996 of Simon Property Group, Inc. ("SPG") and DeBartolo Realty Corporation ("DRC"). Under the terms of the Merger, DRC shareholders received 0.68 share of SPG common stock for each share of DRC common stock owned.

Through its majority owned subsidiaries, Simon DeBartolo Group, L.P. and Simon Property Group, L.P. (the "Operating Partnerships"), the Company owns or has an interest in 183 properties which consist of existing regional malls, community shopping centers and specialty and mixed-use properties containing an aggregate of 111 million square feet of gross leasable area in 33 states. The Company, together with its affiliated management company, manages approximately 127 million square feet of gross leasable area in retail and mixed-use properties.

This  package  was  prepared  to  provide (1)  ownership  information  and  (2)
certain operational and debt information as of September 30, 1996, for the portfolios formerly owned by SPG and DRC individually (the "SPG Portfolio" and the "DRC Portfolio") as well as on a combined basis for Simon DeBartolo Group.

Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the business and prospects of the Company and the Operating Partnerships, including the risks and uncertainties discussed in other periodic filings made by the Company and the Operating Partnerships with the Securities and Exchange Commission.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Director of Investor Relations-Simon DeBartolo Group, P.O. Box 7033, Indianapolis, IN 46207 (317) 685-7330.

                             SIMON DeBARTOLO GROUP
                         ECONOMIC OWNERSHIP STRUCTURE
                           As of September 30, 1996



SIMON DeBARTOLO GROUP, L.P. and SIMON PROPERTY GROUP, L.P. (the "Operating Partnerships")

Total Common Shares and Units Outstanding = 157,009,027 (1)

  Operational Assets:
  -------------------
     112 Regional Malls
     65 Community Shopping Centers
     6 Specialty and Mixed-Use Properties

  Partners:                                              %
  ---------                                             --
     Simon DeBartolo Group, Inc.
       Public Shareholders                           59.3%
       Simon Family                                   2.1%
       DeBartolo Family                               0.0%
       Executive Management                           0.1%
                                                     -----
                                                     61.5%
                                                     -----

     Limited Partners
       Simon Family                                  21.7%
       DeBartolo Family                              14.1%
       Other Limited Partners                         2.6%
       Executive Management                           0.1%
                                                     -----
                                                     38.5%
                                                     -----
                                                    100.0%

Simon DeBartolo Group, Inc. (the "Company")(3)
  61.5% General Partner of Operating Partnerships

  Common Shareholders                       Shares(2)       %
  -------------------                       ---------      --

  Public Shareholders                     92,957,738    96.3%
  Simon Family                             3,315,101     3.5%
  DeBartolo Family                            32,585     0.0%
  Executive Management                       201,963     0.2%
                                          ----------   ------
                                          96,507,387   100.0%

Limited Partners ("Limited Partners")
  38.5% Limited Partners of Operating Partnerships

  Unitholders                                  Units        %
  -----------                                  -----       --

  Simon Family                            34,101,932    56.4%
  DeBartolo Family                        22,207,888    36.7%
  Executive Management                       153,498     0.2%
  Other Limited Partners                   4,038,322     6.7%
                                          ----------   ------
                                          60,501,640   100.0%


(1) Excludes 4 million shares of Series A issued on 10/27/95 and 8 million shares of Series B issued on 9/27/96.
(2) Comprised of 93,303,387 registered shares and 3,204,000 unregistered shares
    - Simon Family 3,200,000 Class B common and DeBartolo Family 4,000 Class C common.
(3) General partner of Simon DeBartolo Group, L.P. and Simon Property Group,
    L.P.

                             SIMON DeBARTOLO GROUP
                  Changes in Common Stock and Unit Ownership
       For the Period from December 31, 1995 through September 30, 1996


                                                  Operating
                                                 Partnership    Company
                                                    Units     Common Shares

Number Outstanding at December 31, 1995
   (Simon Property Group)                       37,282,628     58,360,195


March 22 Award of Restricted Stock
   (Stock Incentive Program)                          -           200,030

Common Shares and Units Issued
   in the Merger with DRC                       23,219,012     37,873,965

Class C Common Shares Issued
   in the Merger with DRC                             -             4,000

Third Quarter Issuance of Stock
   to former DeBartolo Employees                      -            47,634

September 4 Issuance of Stock for
   Director Stock Option Exercise                     -             5,000

Third Quarter Issuance of Stock for
   Employee Stock Option Exercises                    -            16,563


Number Outstanding at September 30, 1996        60,501,640     96,507,387


Total Common Shares and Units Outstanding at September 30, 1996: 157,009,027

          SIMON DeBARTOLO GROUP
Reconciliation of Net Income to Funds From
          Operations ("FFO") (1)
         As of September 30, 1996

  (In thousands, except per share data)

                                           Nine Months Ended
                                              September 30,
The Operating Partnerships               1996              1995
--------------------------               ----              ----

Income of the Operating
Partnerships before
Extraordinary Items                     $76,639           $72,681

Plus:  Depreciation and
Amortization from Consolidated
Properties                               88,507            64,853

Less:  Minority Interest Portion
of Depreciation, Amortization
and Extraordinary Items                  (2,252)           (2,239)

Plus:  SDG's Share of
Depreciation and Amortization
from Unconsolidate Affiliates             9,725             4,342

Plus:  Merger Integration Costs           7,236                 -

Less:  Preferred Dividends               (6,286)                -

Less:  Gain on Sale of Assets               (88)           (2,350)
                                       --------          --------
Funds from Operations of the
Operating Partnerships                 $173,481          $137,287
                                       ========          ========
     Percent Increase                     26.4%

Weighted Average Common Shares
and Units Outstanding                   107,607            91,663

FFO per Share/Unit                        $1.61             $1.50
     Percent Increase                      7.3%

Simon DeBartolo Group, Inc.
---------------------------

FFO Allocable to SDG, Inc.             $106,223           $81,435
     Percent Increase                     30.4%

Weighted Average Common Shares
Outstanding                              65,833            54,321

FFO per Share                             $1.61             $1.50
     Percent Increase                      7.3%

Distributions per Common
Share/Unit                              $1.1365 (2)        $1.4775



(1) FFO amounts were calculated in accordance with the National Association of Real Estate Investment Trust's revised definition of FFO. Please see detailed discussion of FFO in the Company's September 30, 1996, Form 10-Q/A (Amendment No. 1).
(2) Includes $0.1515 special distribution paid in connection with the Merger of SPG and DRC, resulting in change in distribution payment cycle. The regular quarterly distribution remains at $0.4925 per share/unit. The distribution for the 3rd quarter was declared on October 10, 1996, payable on November 22, 1996.

        SIMON DeBARTOLO GROUP
    Selected Financial Information
       As of September 30, 1996

   (In thousands, except as noted)

                                            Nine Months Ended
                                               September 30,           %
                                            1996          1995       Change
                                           ------        ------     -------
Financial Highlights(1)
--------------------------

Total Revenues - Consolidated              $485,640      $398,297     21.9%
Properties

Total EBITDA of Portfolio Properties       $390,156      $315,276     23.8%
EBITDA After Minority Interest             $313,201      $258,185     21.3%

Net Income Available to Common             $ 41,350      $ 41,368      0.0%
Shareholders

Net Income Available to Common             $   0.63      $   0.76    -17.1%
Shareholders per Share

Funds from Operations of the Operating     $173,481      $137,287     26.4%
Partnerships

Funds from Operations Allocable to         $106,223      $ 81,435     30.4%
Simon DeBartolo Group, Inc.

Funds from Operations per Common Share     $   1.61      $   1.50      7.3%

Common Stock Distributions Declared,       $ 1.1365 (2)  $ 1.4775         -
per Common share


Operational Statistics (3)
-----------------------------

Occupancy at End of Period:
     Regional Malls (4)                      84.3% (8)    84.3%         -
     Community Shopping Centers (5)          92.1%        94.0%     -1.9%

Average Base Rent per Square Foot:
     Regional Malls (4)                    $  20.18      $  19.08      5.8%
     Community Shopping Centers (5)        $   7.49      $   7.26      3.2%

Total Tenant Sales Volume, in millions (6)
     Regional Malls (7)                    $  4,313      $  4,005      7.7%
     Community Shopping Centers (5)        $  1,018      $  1,100     -7.5%

Number of Properties
 Open at End of Period                          183           182      0.5%


(1) Not adjusted to give effect to the Merger of SPG and DRC prior to the Merger completion date of August 9, 1996.
(2) Includes $0.1515 special distribution paid in connection with the Merger of SPG and DRC, resulting in change in distribution payment cycle. Quarterly distribution remains at $0.4925 per share/unit. The distribution for the 3rd quarter was declared on October 10, 1996, payable on November 22, 1996.
(3) Based upon the business and properties of SPG and DRC on a combined basis to give effect to the Merger for all periods reported.
(4) Includes mall and freestanding stores.
(5) Includes all Owned GLA.
(6) Represents only those tenants who report sales.
(7) Based upon the new standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores.
(8) The Company is actively de-leasing four centers: two in anticipation of de-malling them for another purpose and two in anticipation of major renovations and expansions. The regional mall portfolio occupancy excluding these centers is 84.9%.

         SIMON DeBARTOLO GROUP
    Selected Financial Information
       As of September 30, 1996

    (In thousands, except as noted)

                                            September 30,   September 30,
Equity Information and Statistics (1)            1996             1995
------------------------------------------       ----             ----
-

Units Outstanding at End of Period                 60,502          37,404
Common Shares Outstanding at End of Period         96,507          58,239
                                             ------------     ------------

Total Common Shares and Units Outstanding
at End of Period                                  157,009          95,643
                                             ============     ============

Weighted Average Units Outstanding                 41,774          37,342
Weighted Average Common Shares Outstanding         65,833          54,321
                                             ------------     ------------

Weighted Average Common Shares and Units
Outstanding                                       107,607          91,663
                                             ============     ============

Common Stock Price at End of Period            $   25.500      $   25.375

Equity(2)                                      $4,303,730      $2,426,937

Total Capitalization - Consolidated Debt       $7,858,853      $4,407,696
Only

Debt-to-Market Capitalization -
Consolidated Only                                   45.2%           44.9%

Total Capitalization - Including SDG Share
of JV Debt (millions)                          $8,290,034      $4,575,340

Debt-to-Market Capitalization - Including
SDG Share of JV Debt                                48.1%           47.0%




                                              September 30,   December 31,
Selected Balance Sheet Information               1996            1995(1)
----------------------------------             ----------      ----------

Total Assets                                   $5,798,196      $2,556,436

Consolidated Debt                              $3,555,123      $1,980,759

Joint Venture Debt                             $1,071,932      $   410,652

SDG Share of Joint Venture Debt                $  431,181      $   167,644


(1) Not adjusted to give effect to the Merger of SPG and DRC prior to the Merger completion date of August 9, 1996.
(2)  Market value of Common Stock and Units plus book value of Preferred Stock.

                             SIMON DeBARTOLO GROUP
                     Portfolio GLA, Occupancy & Rent Data
                           As of September 30, 1996

                                                            Avg. Annualzd
                                                    % Ownd   Base Rnt Per
                                Total     % of     GLA Whch  Lsd Sq.Ft.
Type of Prprty GLA-Sq. Ft.     Ownd GLA  Ownd GLA  is Leasd  of Ownd GLA
-------------- -----------     --------  --------  --------  -----------

Regional Malls
--------------

-Anchor           59,947,841   20,026,836     30.5%     97.1%       $3.18

-Mall Store       32,706,974   32,688,552     49.8%     84.2%       20.45
-Freestanding      1,450,241      621,059      0.9%     89.6%        6.57
                  ----------   ----------     -----     -----      ------
     Subtotal     34,157,215   33,309,611     50.7%     84.3%      $20.18

Reg Mall Total    94,105,056   53,336,447     81.2%     89.1%      $13.14

Community Shopping Centers
--------------------------

-Anchor           10,444,738    6,351,819      9.7%     93.8%       $6.15
-Mall Store        3,823,877    3,742,787      5.7%     88.6%        9.97
-Freestanding        803,717      308,078      0.4%     98.6%        6.87
                  ----------   ----------     -----     -----      ------
Cmty Ctr Total    15,072,332   10,402,684     15.8%     92.1%       $7.49

Mixed-Use Properties
--------------------

-Office Portion    1,946,896    1,946,896      3.0%     94.3%      $19.24


GRAND TOTAL      111,124,284   65,686,027    100.0%     89.7%      $12.42
                 ===========   ==========    ======     =====      ======

                               Occupancy History
    -----------------------------------------------------------------------
                                                   Community
         As of            Regional Malls(1)   Shopping Centers(2)
       ---------      ------------------------------------------------------
          9/30/96                84.3%(3)              92.1%
          9/30/95(4)             84.3%                 94.0%

          12/31/95(4)            85.5%                 93.6%
          12/31/94(4)            85.6%                 93.9%
          12/31/93(4)            85.9%                  (5)
          12/31/92(4)            85.9%                  (5)


(1) Includes mall and freestanding stores.
(2) Includes all Owned GLA.
(3) The Company is actively de-leasing two centers, Charles Towne Square and Southtown Mall, in anticipation of demalling these properties. We are also de-leasing two centers in preparation for expansion projects. Regional mall portfolio occupancy excluding these four centers is 84.9%, as compared to the reported 84.3%.
(4) On a pro forma combined basis.
(5) Information not available as community shopping center statistics for the DRC Portfolio were not historically calculated.

                                 SPG PORTFOLIO
                          GLA, Occupancy & Rent Data
                           As of September 30, 1996

                                                             Avg. Annualzd
                                                     % Ownd   Base Rnt Per
                                Total       % of     GLA Whch  Lsd Sq.Ft.
Type of Prprty GLA-Sq. Ft.     Ownd GLA   Ownd GLA   is Leasd  of Ownd GLA
-------------- -----------     --------   --------   --------  -----------

Regional Malls
--------------

-Anchor           31,224,694    9,738,422     25.9%     97.3%       $3.00

-Mall Store       17,719,736   17,719,736     47.1%     85.3%       20.07
-Freestanding      1,114,825      447,938      1.2%     96.2%        6.21
                  ----------   ----------     -----     -----      ------
     Subtotal     18,834,561   18,167,674     48.3%     85.6%      $19.68


Reg Mall Total    50,059,255   27,906,096     74.2%     89.7%      $13.22

Community Shopping Centers
--------------------------

-Anchor            8,035,301    5,008,908     13.3%     95.1%       $6.19
-Mall Store        3,028,895    2,947,805      7.8%     89.0%        9.94
-Freestanding        777,818      296,759      0.8%    100.0%        6.87
                  ----------   ----------     -----     -----      ------
Cmty Ctr Total    11,842,014    8,253,472     21.9%     93.1%       $7.49

Mixed-Use Properties
--------------------

-Office Portion    1,458,838    1,458,838      3.9%     93.5%      $20.58

                  ----------   ----------     -----     -----      ------
GRAND TOTAL       63,360,107   37,618,406    100.0%     90.6%      $12.22
                  ==========   ==========    ======     =====      ======

                               Occupancy History
    -----------------------------------------------------------------------
                                                   Community
         As of            Regional Malls(1)   Shopping Centers(2)
       ---------      -----------------------------------------------------
          9/30/96                85.6%(3)              93.1%
          9/30/95                85.2%                 94.8%

          12/31/95               86.4%                 95.1%
          12/31/94               86.2%                 94.6%
          12/31/93               85.6%                 89.3%
          12/31/92               84.6%                 89.3%

(1) Includes mall and freestanding stores.
(2) Includes all Owned GLA.
(3) The Company is actively de-leasing two centers, Charles Towne Square and Southtown Mall, in anticipation of demalling these properties. Regional mall portfolio occupancy excluding these centers is 86.9%, as compared to the reported 85.6%.

                                 DRC PORTFOLIO
                          GLA, Occupancy & Rent Data
                           As of September 30, 1996

                                                            Avg. Annualzd
                                                    % Ownd   Base Rnt Per
                                Total     % of     GLA Whch  Lsd Sq.Ft.
Type of Prprty GLA-Sq. Ft.     Ownd GLA  Ownd GLA  is Leasd  of Ownd GLA
-------------- -----------     --------  --------  --------  -----------

Regional Malls
--------------

-Anchor           28,723,147   10,288,414     36.7%     96.8%       $3.35

-Mall Store       14,987,238   14,968,816     53.3%     82.9%       20.90
-Freestanding        335,416      173,121       .6%     72.8%        7.80
                  ----------   ----------     -----     -----      ------
     Subtotal     15,322,654   15,141,937     53.9%     82.8%      $20.77

                  ----------   ----------     -----     -----      ------
Reg Mall Total    44,045,801   25,430,351     90.6%     88.4%      $13.05

Community Shopping Centers
--------------------------

-Anchor            2,409,437    1,342,911      4.8%     88.9%       $6.00
-Mall Store          794,982      794,982      2.9%     86.8%       10.08
-Freestanding         25,899       11,319      0.0%      0.0%        N/A
                  ----------   ----------     -----     -----      ------
Cmty Ctr Total     3,230,318    2,149,212      7.7%     88.0%       $7.46

Mixed-Use Properties
--------------------

-Office Portion      488,058      488,058      1.7%     96.7%      $15.40
                  ----------   ----------     -----     -----      ------
GRAND TOTAL       47,764,177   28,067,621    100.0%     88.5%      $12.66
                  ==========   ==========    ======     =====      ======

                               Occupancy History
    -----------------------------------------------------------------------
                                                   Community
         As of            Regional Malls(1)    Shopping Centers(2)
        --------       ---------------------------------------------------
          9/30/96                82.8%                 88.0%
          9/30/95                83.3%                 90.9%

          12/31/95               84.4%                 87.6%
          12/31/94               85.0%                 91.1%
          12/31/93               86.2%                  (3)
          12/31/92               87.2%                  (3)

(1) Includes mall and freestanding stores.
(2) Includes all Owned GLA.
(3) Information not available as community shopping center statistics were not historically calculated.

                             SIMON DeBARTOLO GROUP
                               Rent Information
                           As of September 30, 1996




Average Base Rent


         Mall & Freestanding
              Stores at
                                %          Community       %
As of       Regional Malls    Change     Shopping Ctrs   Change
------      --------------    ------     -------------   ------
9/30/96          $20.18        5.8%           $7.49        3.2%
9/30/95(1)        19.08        -               7.26        -

12/31/95(1)       19.18        4.4             7.29        2.2
12/31/94(1)       18.37        3.8             7.12        N/A
12/31/93(1)       17.70        5.0              N/A        N/A
12/31/92(1)       16.85        N/A              N/A        N/A

Rental Rates

                Base Rent
                ---------
            Store       Store
           Openings    Closings
            During      During               Amount of Change
Year        Period      Period             Dollar    Percentage
            ------      ------             ------    ----------

Regional Malls:
---------------
1996 (YTD)(1)$22.96     $18.13              $4.83       26.6%



Community Shopping Centers:
---------------------------
1996 (YTD)(1)$8.69       $6.91              $1.78       25.8%


NOTE: Combined opening and closing data is not available for prior years due to differing methodologies of calculation.

(1)  On a pro forma combined basis

                                 SPG PORTFOLIO
                               Rent Information
                           As of September 30, 1996

Average Base Rent


         Mall & Freestanding
              Stores at         %          Community       %
As of       Regional Malls    Change     Shopping Ctrs   Change
-----       --------------    ------     -------------   ------
9/30/96          $19.68        6.3%           $7.49        3.3%
9/30/95           18.51        -               7.25        -

12/31/95          18.68        7.2             7.27        2.5
12/31/94          17.43        3.1             7.09        3.1
12/31/93          16.91        4.8             6.88        1.5
12/31/92          16.14        7.9             6.78        8.1

Rental Rates

                Base Rent (1)
               ------------
            Store       Store
           Openings    Closings
            During      During               Amount of Change
Year        Period      Period             Dollar    Percentage
----        ------      ------             ------    ----------

Regional Malls:
1996 (YTD)  $22.30      $16.90              $5.40       32.0%

1995         21.92       16.54               5.38       32.5
1994         18.67       13.35               5.32       39.9
1993         21.45       15.18               6.27       41.3
1992         20.09       14.21               5.88       41.4

Community Shopping Centers:
---------------------------
1996 (YTD)   $8.58       $6.74              $1.84       27.3%

1995         10.00        8.78               1.22       13.9
1994         10.43       11.33              (0.90)      (7.9)
1993         11.66        9.59               2.07       21.6
1992          9.40        9.08               0.32        3.5

(1)Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.

                                 DRC PORTFOLIO
                               Rent Information
                           As of September 30, 1996

Average Base Rent

         Mall & Freestanding
              Stores at         %          Community       %
As of       Regional Malls    Change     Shopping Ctrs   Change
------      --------------    ------     -------------  -------
9/30/96          $20.77        5.5%           $7.46        2.3%
9/30/95           19.69        -               7.29        -

12/31/95          19.78        2.0             7.34        1.2
12/31/94          19.39        4.6             7.25        N/A
12/31/93          18.49        5.1              N/A        N/A
12/31/92          17.54        6.5              N/A        N/A

Rental Rates

               Base Rent(1)
              --------------
            Store       Store
           Openings    Closings
            During      During               Amount of Change
Year        Period      Period             Dollar    Percentage
----        ------      ------             ------    ----------

Regional Malls:
---------------
1996 (YTD)  $23.88      $19.62              $4.26       21.7%

1995         25.10       20.46               4.64       22.7
1994         23.01       18.69               4.32       23.1
1993         23.06       17.08               5.98       35.0
1992         21.03       15.86               5.17       32.6

Community Shopping Centers:
---------------------------
1996 (YTD)   $8.90       $7.58              $1.32       17.4%

1995         10.94       10.45               0.49        4.7
1994          8.09        8.17              (0.08)      -1.0
1993          5.62        5.97              (0.35)      -5.9
1992          9.61        9.40               0.21        2.2


(1) For periods prior to 1996, represents average rent for new leases versus rent for prior tenants in same units, regardless of when prior leases terminated. 1996 methodology was modified to conform with the Simon Property method.

       17 & 18

     SIMON DeBARTOLO GROUP
      Lease Expirations(1)
    As of September 30, 1996

                        Number of         Square       Avg. Base Rent
     Year                Leases           Feet        per Square Foot
                        Expiring                        at 9/30/96

Regional Malls -
Mall
 & Freestanding
Stores
-------------------
1996 (10/1 -12/31)              138          231,099            $22.33
1997                          1,098        2,368,721             19.56
1998                          1,126        2,053,785             22.54
1999                          1,019        2,264,340             21.55
2000                          1,015        2,313,576             22.26
2001                            947        2,379,757             20.46
2002                            657        2,053,229             19.74
2003                            697        1,966,026             22.26
2004                            670        2,149,484             21.55
2005                            638        2,265,477             20.00
2006                            769        2,379,927             22.76
                              -----       ----------
TOTALS                        8,774       22,425,421            $21.28

Regional Malls -
Anchor Tenants
-------------------

1996 (10/1 - 12/31)               1           89,630             $2.69
1997                              7          840,100              1.44
1998                             14        2,256,496              1.66
1999                             12        1,620,140              1.74
2000                             11        1,748,754              1.96
2001                             14        1,756,072              2.22
2002                              4          480,856              1.93
2003                              5          478,440              3.90
2004                             13        1,130,439              4.38
2005                             10        1,213,825              2.78
2006                             12        1,392,365              3.52
                                ---       ----------
TOTALS                          103       13,007,117             $2.42

Community Centers - Mall
 Stores & Freestanding
Stores
------------------------

1996 (10/1 - 12/31)               8           19,440             $9.38
1997                            130          356,403             10.60
1998                            167          483,598             10.65
1999                            156          509,682             10.41
2000                            140          593,069              9.09
2001                             98          331,054             10.87
2002                             43          242,216              9.06
2003                             22          170,212              9.00
2004                             22          134,600             11.18
2005                             29          248,208              8.28
2006                             15          130,570              9.16
                                ---        ---------
TOTALS                          830        3,219,052             $9.92

Community Centers -
Anchor Tenants
-------------------


1996 (10/1 - 12/31)               3           61,256             $6.20
1997                              9          315,933              5.20
1998                              2           63,195              5.48
1999                              9          322,041              4.35
2000                              4          127,022              6.14
2001                             11          478,603              3.42
2002                              5          199,760              6.81
2003                              7          248,553              6.58
2004                              7          168,853              6.04
2005                              9          556,945              5.71
2006                             10          592,910              5.85
                                 --        ---------
TOTALS                           76        3,135,071             $5.39



(1)  Does not consider the impact of options that may be contained in leases.

       19 & 20

         SPG PORTFOLIO
      Lease Expirations(1)
    As of September 30, 1996

                        Number of         Square       Avg. Base Rent
     Year                Leases           Feet        per Square Foot
                        Expiring                         at 9/30/96
Regional Malls -
Mall
 & Freestanding
Stores
-------------------


1996 (10/1 - 12/31)              38           95,333            $13.97
1997                            642        1,474,180             17.87
1998                            610          975,254             21.60
1999                            575        1,322,872             20.61
2000                            527        1,168,566             22.06
2001                            531        1,398,563             18.86
2002                            347        1,118,526             19.50
2003                            331          957,765             21.23
2004                            369        1,111,674             21.46
2005                            328        1,194,649             19.23
2006                            510        1,577,703             22.36
                              -----       ----------
TOTALS                        4,808       12,395,085            $20.40

Regional Malls -
Anchor Tenants
-------------------

1996 (10/1 - 12/31)               1           89,630             $2.68
1997                              5          486,080              1.39
1998                              6          871,029              1.68
1999                              8        1,082,410              1.72
2000                              6          723,869              2.56
2001                              8          924,778              2.08
2002                              3          328,496              2.01
2003                              3          255,227              3.54
2004                              9          715,572              4.54
2005                              6          687,033              2.29
2006                              7          776,180              3.49
                                 --        ---------
TOTALS                           62        6,940,304             $2.46

Community Centers - Mall
 Stores & Freestanding
Stores
------------------------


1996 (10/1 - 12/31)               3            9,118             $6.50
1997                             97          250,775             10.40
1998                            129          359,137             11.06
1999                            126          403,101             10.78
2000                            115          501,238              9.02
2001                             82          275,969             10.92
2002                             34          176,743              8.99
2003                             17          138,811              8.36
2004                             20          121,352             11.13
2005                             23          210,946              7.67
2006                             11          113,679              9.00
                                ---        ---------
TOTALS                          657        2,560,869             $9.87

     Community Centers -
          Anchor Tenants

1996 (10/1 - 12/31)               3           61,256             $6.20
1997                              8          257,050              5.40
1998                              2           63,195              5.48
1999                              6          246,344              4.26
2000                              4          127,022              6.14
2001                             10          397,756              3.73
2002                              4          173,520              6.25
2003                              7          248,553              6.57
2004                              6          150,943              5.80
2005                              6          423,406              6.96
2006                              8          485,050              6.09
                                 --        ---------
TOTALS                           66        2,634,095             $5.69




(1)  Does not consider the impact of options that may be contained in leases.

         DRC PORTFOLIO
      Lease Expirations(1)
    As of September 30, 1996

                        Number of         Square       Avg. Base Rent
     Year                Leases           Feet        per Square Foot
                        Expiring                         at 9/30/96
Regional Malls -
Mall
 & Freestanding
Stores
-------------------

1996 (10/1 - 12/31)             100          135,766            $28.28
1997                            456          894,541             22.14
1998                            516        1,078,531             23.37
1999                            444          941,468             22.79
2000                            488        1,145,010             22.46
2001                            416          981,194             22.90
2002                            310          934,703             20.01
2003                            366        1,008,261             23.25
2004                            301        1,037,810             21.64
2005                            310        1,070,828             20.86
2006                            259          802,224             23.54
                              -----       ----------
TOTALS                        3,966       10,030,336            $22.36

Regional Malls -
Anchor Tenants
-------------------

1996 (10/1 - 12/31)               0                0             $0.00
1997                              2          354,020              1.50
1998                              8        1,385,467              1.65
1999                              4          537,730              1.79
2000                              5        1,024,885              1.53
2001                              6          831,294              2.39
2002                              1          152,360              1.75
2003                              2          223,213              4.31
2004                              4          414,867              4.09
2005                              4          526,792              3.41
2006                              5          616,185              3.55
                                 --        ---------
TOTALS                           41        6,066,813             $2.36

Community Centers - Mall
 Stores & Freestanding
Stores
------------------------

1996 (10/1 - 12/31)               5           10,322            $11.91
1997                             33          105,628             11.08
1998                             38          124,461              9.50
1999                             30          106,581              8.98
2000                             25           91,831              9.52
2001                             16           55,085             10.52
2002                              9           65,473              9.23
2003                              5           31,401             11.81
2004                              2           13,248             11.61
2005                              6           37,262             12.55
2006                              4           16,891             10.19
                                ---          -------
TOTALS                          173          658,183            $10.08

Community Centers -
Anchor Tenants
------------------------

1996 (10/1 - 12/31)               0                0             $0.00
1997                              1           58,883              4.29
1998                              0                0              0.00
1999                              3           75,697              4.64
2000                              0                0              0.00
2001                              1           80,847              2.09
2002                              1           26,240              9.49
2003                              0                0              0.00
2004                              1           17,910              8.00
2005                              1          133,539              1.71
2006                              2          107,860              4.75
                                 --          -------
TOTALS                           10          500,976             $3.81



(1)  Does not consider the impact of options that may be contained in leases.

         SIMON DeBARTOLO GROUP
    Scheduled Debt Amortization and
              Maturities
       As of September 30, 1996
            (In thousands)


                            Scheduled     Scheduled
          Year             Amortization   Maturities          Total
          ----             ------------   ----------          -----
      Consolidated
       Properties

          1996                   3,557        128,679 (1)      132,236
          1997                  20,384         92,000          112,384
          1998                  19,404        285,879          305,283
          1999                  22,614        261,828          284,442
          2000                  26,303        332,949          359,252
          2001                  23,223        636,707          659,930
          2002                  18,176        433,945          452,121
          2003                  12,721        322,650          335,371
          2004                   8,951        160,654          169,605
          2005                   8,360         35,913           44,273
       Thereafter                    0        365,376          365,376

                              --------     ----------       ----------
                              $163,693     $3,056,580       $3,220,273

       Corporate
     Credit Facility

          1999                       0        323,000          323,000

  Adjustment of Former
  DRC Indebtedness to
Fair Mkt Value & Other,              0         11,850           11,850
          Net


                              --------     ----------       ----------
Total Consolidated Debt       $163,693     $3,391,430       $3,555,123
                              ========     ==========       ==========


     Joint Ventures

          1996                     984          3,463            4,447
          1997                   2,184          9,719           11,903
          1998                   2,434        175,000          177,434
          1999                   2,651        200,088          202,739
          2000                   2,357         98,729          101,086
          2001                   4,651         48,412           53,063
          2002                   3,789         47,324           51,113
          2003                   2,778        172,401          175,179
          2004                   2,986              0            2,986
          2005                     262        160,471          160,733
       Thereafter                    0        131,249          131,249
                               -------     ----------       ----------
Total Joint Venture Debt       $25,076     $1,046,856       $1,071,932
                               =======     ==========       ==========

(1)  Includes $65,600 that was retired in October, 1996.

       24-29

                                SIMON DEBARTOLO GROUP
                    Summary of Mortgage Indebtedness By Maturity
                              As of September 30, 1996
                                   (In thousands)

                                                                               Weighted
                                                Principal    SDG & DRC's        Average
           Property         Maturity  Interest   Balance    Combined Share   Interest Rate
              Name            Date      Rate     9/30/96       of Loan          by Year
                                                               Balance


Consolidated Properties
   Fixed Rate Debt:

   Castleton Square          11/01/96     8.34%    65,600(1)     65,600(1)
        Subtotal 1996                              65,600        65,600          8.34%

        Subtotal 1997                                   0             0

   White Oaks Mall           03/01/98     7.70%    16,500         9,061
   Ross Park Mall            08/15/98     6.14%    60,000        60,000
        Subtotal 1998                              76,500        69,061          6.48%

   Great Lakes Mall          03/01/99     7.07%     8,745         8,745
   West Ridge Mall           06/01/99     8.00%    50,178        50,178
   Ingram Park Mall          11/01/99     9.63%     7,000         7,000
   Ingram Park Mall          12/01/99     8.10%    49,289        49,289
   Barton Creek Square       12/30/99     8.10%    63,785        63,785
   La Plaza Mall             12/30/99     8.25%    50,693        50,693
        Subtotal 1999                             229,690       229,690          8.12%

   Windsor Park Mall         06/01/00     8.00%     6,030         6,030
   Trolley Square            07/23/00     5.81%    19,000        17,100
   Bloomingdale Court        12/01/00     8.75%    29,009        29,009
   Forest Plaza              12/01/00     8.75%    17,354        17,354
   Fox River Plaza           12/01/00     8.75%    12,654        12,654
   Lake View Plaza           12/01/00     8.75%    22,169        22,169
   Lincoln Crossing          12/01/00     8.75%       997           997
   Matteson Plaza            12/01/00     8.75%    11,159        11,159
   Regency Plaza             12/01/00     8.75%     1,878         1,878
   St. Charles Towne Pl      12/01/00     8.75%    30,887        30,887
   West Ridge Plaza          12/01/00     8.75%     4,612         4,612
   White Oaks Plaza          12/01/00     8.75%    12,345        12,345
        Subtotal 2000                             168,094       166,194          8.39%

   Biltmore Square           01/01/01     7.15%    28,470        28,470
   Chesapeake Square         01/01/01     7.28%    52,365        52,365
   Port Charlotte            01/01/01     7.28%    46,664        46,664
   Great Lakes Mall          03/01/01     6.74%    54,312        54,312
   Securitized Debt Fin (2)  03/01/01     8.12%   366,578       366,578
        Subtotal 2001                             548,389       548,389          7.78%

   Gulf View Square          01/01/02     9.92%    38,600        38,600
   Paddock Mall              01/01/02     9.92%    30,700        30,700
   Columbia Shopping Ct      03/01/02     7.62%    43,488        43,488
   Lima Mall                 03/01/02     7.12%    19,470        19,470
   Northgate Shopping Ctr    03/01/02     7.62%    81,207        81,207
   Tacoma Mall               03/02/02     7.62%    95,013        95,013
   Crossroads Mall           07/31/02     7.75%    41,440        41,440
   North Riverside Park      09/01/02     9.38%     4,139         4,139
   North Riverside Park      09/01/02    10.00%     3,686         3,686
   Hutchinson Mall           10/01/02     8.44%    11,523        11,523
   Markland Mall             12/15/02     6.75%    10,000        10,000
   Muncie Mall               12/15/02     6.75%    24,000        24,000
        Subtotal 2002                             403,266       403,266          7.99%

   Battlefield Mall          06/01/03     7.50%    51,040        51,040
   South Park Mall           06/15/03     7.25%    24,748        24,748
   Anderson Mall             12/15/03     6.74%    19,000        19,000
   Forest Mall               12/15/03     6.74%    12,800        12,800
   Forest Village Park       12/15/03     6.16%    20,600        20,600
   Golden Ring Mall          12/15/03     6.74%    29,750        29,750
   Longview Mall             12/15/03     6.16%    22,100        22,100
   Midland Park Mall         12/15/03     6.31%    22,500        22,500
   Miller Hill Mall          12/15/03     6.74%    34,500        34,500
   North Towne Square        12/15/03     6.31%    23,500        23,500
   Towne West Square         12/15/03     6.16%    40,250        40,250
   Miami International       12/21/03     6.91%    47,500        28,500
        Subtotal 2003                             348,288       329,288          6.72%

   Cielo Vista Mall          07/01/04     8.13%     2,323         2,323
   College Mall              07/01/04     7.00%    43,601        43,601
   Greenwood Park Mall       07/01/04     7.00%    36,517        36,517
   Tippecanoe Mall           07/01/04     8.45%    47,762        47,762
   Towne East Square         07/01/04     7.00%    57,645        57,645
        Subtotal 2004                             187,848       187,848          7.38%

   Melbourne Square          02/01/05     7.42%    40,312        40,312
        Subtotal 2005                              40,312        40,312          7.42%

   Treasure Coast Sq         01/01/06     7.42%    54,745        54,745
        Subtotal 2006                              54,745        54,705          7.42%

   Cielo Vista Mall          05/01/07     9.25%    56,477        56,477
   Irving Mall               05/01/07     9.25%    43,489        43,489
   McCain Mall               05/01/07     9.25%    26,374        26,374
   Valle Vista Mall          05/01/07     9.25%    34,929        34,929
   University Park Mall      10/01/07     7.43%    59,500        35,700
        Subtotal 2007                             220,769       196,969          8.76%

         Subtotal 2008-2010                             0             0

   Randall Park              01/01/11     9.25%    34,556        34,556
        Subtotal 2011                              34,566        34,566          9.25%

   Windsor Park Mall         05/01/12     8.00%     8,982         8,982
        Subtotal 2012                               8,982         8,982          8.00%

   O'Hare International      12/31/13     7.50%    27,500        27,500
        Subtotal 2013                              27,500        27,500          7.50%

        Subtotal 2014                                   0             0

   Terrace @ Florida Mall    05/15/15     8.44%     4,687         4,687
   Chesapeake Center         05/15/15     8.44%     6,563         6,563
   Grove @ Lakeland Sq       05/15/15     8.44%     3,750         3,750
        Subtotal 2015                              15,000        15,000          8.44%

         Subtotal 2016-2025                             0             0

   Sunland Park Mall         01/01/26     8.63%    40,251        40,251
        Subtotal 2026                              40,251        40,251          8.63%

   Total Consolidated Fixed                     2,469,789     2,417,651          7.79%
                  Rate Debt


Variable Rate Debt:

   Lincolnwood Town Ctr      12/27/96     6.06%    63,079        63,079
        Subtotal 1996                              63,079        63,079          6.06%

   Boynton Beach Mall         7/11/97     6.69%    62,000        62,000
   Eastland Mall             11/01/97     6.65%    30,000        30,000
        Subtotal 1997                              92,000        92,000          6.68%

   East Towne Mall           09/29/98     6.61%    55,000        55,000
   Eastgate Consumer         12/31/98     6.50%    25,429        25,429
   Riverway                  12/31/98     6.38%    85,571        85,571
   Riverway                  12/31/98     6.38%    45,879        45,879
        Subtotal 1998                             211,879       211,879          6.45%

   Cottonwood Mall (3)       02/01/99     7.48%    55,645        55,645
        Subtotal 1999                              55,645        55,645          7.48%

   Jefferson Valley Mall     01/12/00     6.05%    50,000        50,000
   The Forum Shops           02/23/00     6.50%   100,000        59,525
   The Forum Shops           02/23/00     7.30%     7,941         4,368
   Trolley Square            07/23/00     6.94%     4,641         4,177
   Trolley Square            07/23/00     6.94%     3,500         3,150
        Subtotal 2000                             166,082       121,219          6.42%

   Crystal River             01/01/01     5.75%    16,000        16,000
   Securitized Debt Fin (2)  03/01/01     5.31%    87,200        87,200
        Subtotal 2001                             103,200       103,200          5.38%

   Mall of the Mainland        03/02      5.75%    40,706        40,706
   Highland Lakes Plaza      03/01/02     5.75%    14,377        14,377
   Mainland Crossing         03/02/02     5.75%     2,226         2,226
   Mainland Peripheral       03/02/02     5.75%     1,290         1,290
        Subtotal 2002                              58,599        58,599          5.75%

         Total Consolidated                       750,484       705,621          6.31%
         Variable Rate Debt

         Total Consolidated                     3,220,273     3,123,273          7.45%
                 Properties


Joint Venture Properties:
   Fixed Rate Debt:

        Subtotal 1996                                   0             0

   Aventura Mall             05/01/97     7.00%     2,500           833
   Century III Mall          12/01/97     7.00%       663           332
        Subtotal 1997                               3,163         1,165          7.00%

         Subtotal 1998-1999                             0             0

   Northfield Square         04/01/00     9.52%    24,653        24,653
   North East Mall           09/01/00    10.00%    22,498        11,249
   Coral Square              12/01/00     7.40%    53,300        26,650
        Subtotal 2000                             100,451        62,552          8.50%

        Subtotal 2001                                   0             0

   Palm Beach Mall           12/01/02     8.21%    52,374        26,187
        Subtotal 2002                              52,374        26,187          8.21%

   The Avenues               05/15/03     8.36%    59,210        14,802
   Century III Mall            06/03      6.78%    66,000        33,000
   Lakeland Square           12/15/03     7.26%    53,300        26,650
        Subtotal 2003                             178,510        74,452          7.45%

        Subtotal 2004                                   0             0

   Cobblestone Court         11/30/05     7.22%     6,180         2,163
   Crystal Court             11/30/05     7.22%     3,570         1,249
   Fairfax Court             11/30/05     7.22%    10,320         2,709
   Gaitway Plaza             11/30/05     7.22%     7,350         1,715
   Ridgewood Court           11/30/05     7.22%     7,980         2,793
   Royal Eagle Plaza         11/30/05     7.22%     7,920         2,772
   The Plaza at Buckland     11/30/05     7.22%    17,680         4,641
   The Yards Plaza           11/30/05     7.22%     8,270         2,895
   Village Park Plaza        11/30/05     7.22%     8,960         3,136
   West Town Corners         11/30/05     7.22%    10,330         2,411
   Westland Park Plaza       11/30/05     7.22%     4,950         1,155
   Willow Knolls Court       11/30/05     7.22%     6,490         2,272
   Seminole Towne Center     12/27/05     6.88%    70,500        31,725
        Subtotal 2005                             170,500        61,636          7.08%

   Great Northeast Plaza     06/01/06     9.04%    17,970         8,985
   Smith Haven Mall          06/17/06     7.86%   115,000        28,750
        Subtotal 2006                             132,970        37,735          8.02%

         Subtotal 2007-2016                             0             0

        Total Joint Venture                       637,968       263,727          7.69%
            Fixed Rate Debt


Variable Rate Debt:

   Aventura Mall               10/96      8.25%     3,463         1,153
        Subtotal 1996                               3,463         1,153          8.25%

   Aventura Mall             01/01/97     9.50%     7,000         2,333
        Subtotal 1997                               7,000         2,333          9.50%

   Aventura Mall             08/01/98     6.43%   100,000        33,333
   Florida Mall              12/01/98     5.72%    75,000        37,500
        Subtotal 1998                             175,000        70,833          6.13%

   Stratosphere (4)          03/13/99     7.50%    14,291         7,146
   Indian River Mall           04/99      7.29%    15,893         7,947
   Ontario Mills (4)         05/07/99     8.25%    49,481        12,370
   Lakeline Mall             05/16/99     5.88%    67,321        33,661
   Circle Centre (4)         08/29/99     7.22%    53,102         7,806
        Subtotal 1999                             200,088        68,929          7.05%

        Subtotal 2000                                   0             0

   The Source                07/16/01     7.14%    48,412        24,206
        Subtotal 2001                              48,412        24,206          7.14%

        Total Joint Venture                       433,964       167,454          6.74%
         Variable Rate Debt


        Total Joint Venture                     1,071,932       431,181          7.31%
                 Properties


   Total Mortgage Debt                          4,292,205     3,554,454          7.41%

Corporate Credit Facility
   Variable Rate Debt:

   SPG, LP                   09/27/99     6.71%   323,000       323,000
        Subtotal 1999                             323,000       323,000          6.71%


           Corporate Credit                       323,000       323,000          6.71%
                   Facility
   (1)  Paid in full, October 1996.
   (2)  Secured by 11 DRC Portfolio centers.
   (3)  Option exists to extend maturity one year.
   (4)  Two one-year options exist to extend maturity.



                                               Principal     SDG's        Weighted
                                                Balance     Share of      Average
                                                9/30/96   Loan Balance Interest Rate

   Consolidated Fixed Rate Debt                 2,469,789     2,417,651          7.79%

   Consolidated Variable Rate Debt                750,484       705,621          6.31%
   Corporate Credit Facility
                                                  323,000       323,000          6.71%
       Subtotal                                 1,073,484     1,028,621          6.43%

   Adjustment of Former DeBartolo
  Indebtedness to Fair Market
  Value & Other, Net
                                                   11,850        11,850            N/A

   Mortgage and Other Notes Payable
  Consolidated Balance Sheets
                                                3,555,123     3,458,123          7.36%

   Joint Venture Fixed Rate Debt
                                                  637,968       263,727          7.69%
   Joint Venture Variable Rate Debt
                                                  433,964       167,454          6.74%
   Mortgages and Other Notes
  Payable Partnerships and Joint
  Ventures                                      1,071,932       431,181          7.31%

       30-31

SIMON DeBARTOLO GROUP
Summary of Variable Rate Debt and Interest Rate Protection Agreements
As of September 30, 1996
(In thousands)

                                                                                                        Terms of
                                                               Combined                                 Interest
                                          Principal  Combined  Share of  Interest     Terms of            Rate
         Property          Maturity        Balance   Ownership   Loan      Rate       Variable         Protection
           Name              Date          9/30/96       %      Balance  9/30/96        Rate           Agreement


Consolidated Properties

Variable Rate Debt:

Lincolnwood Town Ctr
                           12/27/96          63,079     100.0%    63,079    6.06%  LIBOR + 1.25%   LIBOR swapped at
                                                                                                   4.81% through
                                                                                                   maturity

Eastland Mall              11/01/97          30,000     100.0%    30,000    6.65%  LIBOR + 1.50%   LIBOR swapped at
                                                                                                   5.15% through
                                                                                                   maturity; lender
                                                                                                   has right to
                                                                                                   cancel swap
                                                                                                   effective 1/1/97
Boynton Beach Mall         7/11/97           62,000     100.0%    62,000    6.69%  LIBOR + 1.125%

East Towne Mall            09/29/98          55,000     100.0%    55,000    6.61%  LIBOR + 1.125%
Eastgate Consumer
                           12/31/98          25,429     100.0%    25,429    6.50%  LIBOR + 1.50%   LIBOR capped at
                                                                                                   5.0% through
                                                                                                   maturity
Riverway                   12/31/98          85,571     100.0%    85,571    6.38%  LIBOR + 1.375%  LIBOR capped at
                                                                                                   5.0% through
                                                                                                   maturity
Riverway                   12/31/98          45,879     100.0%    45,879    6.38%  LIBOR + 1.375%  LIBOR capped at
                                                                                                   5.0% through
                                                                                                   maturity

Cottonwood Mall            02/01/99(2)       55,645     100.0%    55,645    7.48%  LIBOR + 2.00%   (2)

Jefferson Valley Mall
                           01/12/00          50,000     100.0%    50,000    6.05%  LIBOR + .55%    LIBOR capped at
                                                                                                   8.7% through
                                                                                                   maturity
The Forum Shops            02/23/00         100,000      59.5%    59,525    6.47%  LIBOR + 1.0%    See Footnote #4
The Forum Shops            02/23/00           7,941      55.0%     4,368    7.30%  LIBOR +
                                                                                   1.8125%
Trolley Square             07/23/00           4,641      90.0%     4,177    6.94%  LIBOR + 1.50%
Trolley Square             07/23/00           3,500      90.0%     3,150    6.94%  LIBOR + 1.50%

Crystal River              01/01/01          16,000     100.0%    16,000    5.75%  LIBOR + 1.0%    See Footnote 5
Securitized Debt Fin
                           03/01/01          87,200     100.0%    87,200    5.31%  LIBOR + .56%    See Footnote 5
Mall of the Mainland
                            03/02            40,706     100.0%    40,706    5.75%  LIBOR + 1.0%    See Footnote 5
Highland Lakes Plaza
                           03/01/02          14,377     100.0%    14,377    5.75%  LIBOR + 1.0%    See Footnote 5
Mainland Crossing
                           03/02/02           2,226     100.0%     2,226    5.75%  LIBOR + 1.0%    See Footnote 5
Mainland Peripheral
                           03/02/02           1,290     100.0%     1,290    5.75%  LIBOR + 1.0%    See Footnote 5


Total Consolidated                          750,484              705,621
Properties


Corporate Credit Facility:
SPG, L.P.                  09/27/99         323,000              323,000    6.71%  LIBOR + .90%    On March 13, 1996,
                                                                                                   the Operating
                                                                                                   Partnership
                                                                                                   entered into a two-
                                                                                                   year cap agreement
                                                                                                   in the amount of
                                                                                                   $100 million.  The
                                                                                                   Operating
                                                                                                   Partnership may
                                                                                                   elect to use this
                                                                                                   cap on any wholly
                                                                                                   owned variable-
                                                                                                   interest-rate
                                                                                                   debt.  The LIBOR
                                                                                                   cap may fluctuate
                                                                                                   initially capped
                                                                                                   at 7.5% through
                                                                                                   maturity, however,
                                                                                                   if LIBOR should
                                                                                                   equal or exceed
                                                                                                   8.75% between
                                                                                                   monthly reset
                                                                                                   dates, then LIBOR
                                                                                                   would be capped at
                                                                                                   8.5% for that
                                                                                                   period only.

Total Corporate Credit
Facility                                     323,000             323,000

Joint Venture Properties:

Variable Rate Debt:

Aventura Mall               10/96             3,463      33.3%     1,153    8.25%  Prime           (2)

Aventura Mall              01/01/97           7,000      33.3%     2,333    9.50%  Prime + 1.25%
Aventura Mall              08/01/98         100,500      33.3%    33,333    6.43%  Bank of Tokyo   See Footnote 5
                                                                                   CD rate + .90%
Florida Mall               12/01/98          75,000      50.0%    37,500    5.72%  Commercial      See Footnote 5
                                                                                   paper + .75%

Stratosphere               3/13/99   (6)     14,291      50.0%     7,146    7.50%  LIBOR + 2.00%   (2)
Indian River Mall
                             4/99            15,893      50.0%     7,947    7.29%  Prime
Ontario Mills              05/7/99   (6)     49,481      25.0%    12,370    8.25%  LIBOR + 2.75%   (2)
Lakeline Mall              05/16/99          67,321      50.0%    33,661    5.88%  LIBOR + .375%
Circle Centre              08/29/99  (6)     53,102      14.7%     7,806    7.22%  LIBOR + 1.75%
The Source                 07/16/01          48,412      50.0%    24,206    7.14%  LIBOR + 1.7%

Total Joint Venture
Properties                                  433,964              167,454

Total Variable Mortgage
and Other Indebtedness                    1,507,448            1,196,075


Footnotes:
(1) Option exists to extend maturity one year.
(2) Rate can be reduced based upon project performance.
(3) Cap agreement was made on $89,000 of total loan balance; LIBOR capped @ 7% through 12/23/96;
    however if LIBOR should increase more than 0.6% between monthly reset dates, the cap will be increased by 0.25%, but shall not exceed 8.25%.
(4) Interest rate is 1% over LIBOR through April 1,
    1997, 1.5% over LIBOR for the next three years and 2% over LIBOR for the remaining two years.
(5) There exists a swap with the following terms:
    LIBOR fixed at 4.75% on approximately $218 million of debt through April 1997; LIBOR fixed at 5.71% on $87.2 million of debt from May 1997 through April 2001. These swaps have a maximum protection on LIBOR of 8.44%. To obtain the swap, the Company "assigned" existing interest rate caps (all expiring in April 1997) to an unrelated third party. An interest rate cap was also purchased which limits LIBOR to 8.44% on $87.2 million of debt from May 1996 through March 2001 in order to provide protection in the event LIBOR exceeds 8.44%.
(6) Two one-year options exist to extend maturity.
(7) The following table details SPG & DRC's combined variable rate debt as follows:

                                       Total   SDG Share
                                   ---------   ---------
    Swapped debt                     311,079     311,079
    Capped debt "in the money"       156,879     156,879
    Other hedged variable rate debt  239,000     202,955
    Unhedged variable rate debt      800,490     525,162
                                   ---------   ---------
                                   1,507,448   1,196,075
                                   =========   =========

       32-34

    SIMON DeBARTOLO GROUP
 New Development Activities
 Projects Under Construction
  As of September 30, 1996


                                                             Non-Anchor
                         SDG       Actual/     Projected     Sq. Footage
       Mall/          Ownership   Projected      Cost          Leased/        GLA
     Location        Percentage    Opening   (in millions)  Committed (1) (sq. ft.)
     --------        ----------    -------   ------------   ------------- ---------

Projects Under Construction
       ---------------------------

     Tower Shops at      50%        11/96         $24            91%           60,000
       Stratosphere
(Phase I)
Las Vegas, NV

      Anchors/Major   Rainforest
           Tenants:         Cafe


Ontario Mills            25%      11/14/96       $168            90%        1,400,000
Ontario, CA
Los Angeles

      Anchors/Major  AMC Theatres, Marshalls, Totally
           Tenants:  4 Kids, Sports Authority, TJMaxx,
                       Burlington, Bed Bath & Beyond,
                     Mikasa, Off 5th-Saks Fifth Avenue Outlet
                     JCPenney Outlet, American
                     Wilderness Experience, Dave & Buster's,
                      Bernini - Off Rodeo, Group USA, IWERKS,
                      Virgin Records, Foozles

Indian River Mall        50%      11/15/96        $57            84%          754,000
Vero Beach, FL

      Anchors/Major        Burdine's, Dillard's,
           Tenants:         JCPenney, Sears, AMC Theatres


Indian River             50%       2/1/97         $8             97%          265,000
Commons
Vero Beach, FL

      Anchors/Major    HomePlace, Lowe's, Office
           Tenants:     Max, Service Merchandise


The Source               50%        8/97         $150            73%          730,000
Long Island, NY

      Anchors/Major   Fortunoff, Nordstrom Rack,
           Tenants:    Off 5th-Saks Fifth Avenue
                     Outlet, Cheesecake Factory,
                       Rainforest Cafe, Just for
                              Feet, Bertolini's,
                           Loehmann's, Old Navy,
                                Virgin Megastore


Arizona Mills            25%        11/97        $183            (2)        1,225,000
Tempe, Arizona

      Anchors/Major  Oshmans Supersport, Off 5th-
           Tenants:    Saks Fifth Avenue Outlet,
                        Burlington Coat Factory,
                            Ross Dress for Less,
                                 Harkins Theater


Grapevine Mills          38%        10/97        $188            (2)        1,450,000
Grapevine, TX
(Dallas/Ft. Worth)

      Anchors/Major  Books-A-Million, Burlington
           Tenants:   Coat Factory, Off 5th-Saks
                      Fifth Avenue Outlet, Group
                       USA, Rainforest Cafe, Bed
                                   Bath & Beyond


Projects Under Development
   --------------------------

Lakeline Plaza           50%        11/97         $35            (2)          395,000
Austin, TX

      Anchors/Major       Office Max, Toys "R" Us, Linens 'N
           Tenants:                           Things, TJMaxx


Shops at Sunset          75%        9/98         $140            (2)          500,000
Place
South Miami, FL
(will start construction 11/ 96)

      Anchors/Major       AMC 24 Theatre,
           Tenants:   Nike Town, Barnes & Noble, IMAX
                        Theatre, Virgin Megastore

Muncie Plaza            100%     Spring 1998      $20            (2)          200,000
Muncie, IN

      Anchors/Major      Kohl's,
           Tenants:       TJMaxx

     (1)  As of October 25, 1996.
     (2)  Leasing still in preliminary stage.

        SIMON DeBARTOLO GROUP
   Renovation/Expansion Activities
     Projects Under Construction
      As of September 30, 1996

                                                                                          Total
                               SDG                          Projected                   Existing
         Mall/              Ownership      Anticipated        Cost          Year          GLA
        Location            Percentage     Completion     (in millions)    Built       (sq. ft.)
        --------            ----------     ----------     ------------     -----       --------

Florida Mall                   50%       11/96 (Phase I)      $102          1986         1,119,884
Orlando, FL                               Winter 1998-
(Expansion)                                (Phase II)

  Scope of Construction:   Phase I includes the addition
                            of Saks Fifth Avenue; Phase
                              II includes addition of
                            200,000 sq. ft. Burdines and
                           100,000 sq. ft. of shops with
                                expansions to Sears,
                              JCPenney, Dillard's and
                                      Gayfers


      The Forum Shops at       55%             9/97            $89          1992           242,031
                 Caesars
Las Vegas, NV
(Expansion)

  Scope of Construction:   Addition of 250,000 sq. ft.
                           (including mezzanine), 95%
                                   leased and
                           committed; tenants include
                               Virgin Records, FAO
                              Schwarz, Factory and
                                    NikeTown

Muncie Mall                   100%             9/97            $21          1970           499,683
Muncie, IN
(Renovation/Expansion)

  Scope of Construction:    L.S. Ayres 120,000 sq. ft. addition
                            with a projected opening of 11/96;
                            small shops 41,000 sq. ft. addition
                             leading to new Ayres projected to
                              open spring 1997; renovation of
                              common area including new floor
                             treatment and skylights; existing
                           Ayres store to be converted into food
                           court, restaurants and retail with a
                                 scheduled opening of 9/97


Aventura Mall                  33.3%          12/97            $91          1983           976,574
Miami, FL
(Expansion)

  Scope of Construction:         Additions of 252,000 sq. ft.
                              Bloomingdale's, 255,000 sq. ft. of
                                         small shops,
                              77,948 sq. ft. AMC Theatre with 24
                               screens, new parking deck, Sears
                              37,000 sq. ft. expansion, Lord and
                               Taylor 40,000 sq. ft. expansion,
                            JCPenney 60,000 sq. ft. expansion, and
                               Macy's 45,000 sq. ft. expansion

                            SIMON DeBARTOLO GROUP
                     Other Renovation/Expansion Activities
                          Projects Under Construction

                      Projected
                     Anticipated    Cost
Name/Location        Completion  (in millions)  Scope of Construction
-------------        ----------  -------------  ---------------------
University Park Mall   10/96        $15         L.S. Ayres 33,000 sf
South Bend, IN                                  expansion, 33,000 sf
                                                mall GLA addition and
                                                renovation, 8,000 sf food
                                                court addition.

Summit Mall            11/96        $17         Dillard's 107,000 sf
Akron, OH                                       expansion, Mall renovation
                                                and 8,000 sf food court
                                                addition.

College Mall           11/96         $4         Renovation of common area
Bloomington, IN                                 including new floor
                                                treatment, skylights and
                                                entrances, as well as
                                                upgrading of parking lot
                                                lighting and signage.

Greenwood Plus         11/96         $4         21,000 square foot
Greenwood, IN                                   expansion of Kohl's and
                                                9,000 square foot expansion
                                                of Best Buy.

Lafayette Square       4/97         $14         Mall renovation, 11,000 sf
Indianapolis, IN                                L.S. Ayres expansion;
                                                53,000 sf Waccamaw and
                                                6,000 sf food court
                                                additions.

Chautauqua Mall        5/97         $16         J.C. Penney 55,000 sf
Jamestown, NY                                   addition, Mall renovation,
                                                addition of 4,000 sf food
                                                court; Bon Ton 60,000 sf
                                                addition to open Spring
                                                1998.

Tippecanoe Plaza       5/97          $4         Relocation/expansion of
Lafayette, IN                                   Service Merchandise.
                                                Reconfiguration of old
                                                Service Merchandise
                                                for new Barnes & Noble.

St. Charles          Spring 1997      -         Kohl's 100,000 sf addition
  Towne Center                                  SDG will fund only $400,000
Waldorf, MD                                     in site costs.

Smith Haven Mall     Spring 1997      -         JCPenney will replace
Long Island, NY                                 Steinbachs.

Century III          Spring 1997     $9         Mall renovation.
Pittsburgh, PA

Southern Park Mall   Fall 1997      $19         Mall renovation, additions
Youngstown, OH                                  of Cinemark 38,000 sf
                                                cinema and 17,000 sf food
                                                court.

Orange Park Mall     Fall 1997       $9         Build new 78,000 sf AMC
Jacksonville, FL                                Theatre.

Richmond Square Mall Fall 1997       $9         Mall renovation, Office Max
Richmond, IN                                    22,500 sf addition,
                                                Dillards 86,000 sf
                                                addition.

Northgate Mall         11/97        $15         Mall renovation and
Seattle, WA                                     conversion of existing GLA
                                                into a nine unit food
                                                court.

East Towne Mall      Winter 1997    $10         Mall and food court
Knoxville, TN                                   renovation; renovation of
                                                Regal Cinema and addition
                                                of four new screens.

                             SIMON DeBARTOLO GROUP
                             Capital Expenditures
                For the Nine Months Ended September 30, 1996(1)


                                 (In millions)


                                         Joint Venture Properties
                                         ------------------------
                           Consolidated                 SDG's
                            Properties        Total     Share
                            ----------        -----     -----

Acquisitions                    $43.9            -         -

New Developments                 66.6         $176.0     $69.6

Renovations and Expansions       41.1            3.2       1.7

Tenant Allowances-Retail         19.6            2.5       0.5

Tenant Allowances-Office          5.5 (2)        -         -

Capital Expenditures
   Recovered from Tenants         3.5            0.4       -

Other (3)                         3.2            1.1       0.2
                               ------         ------     -----
Totals                         $183.4         $183.2     $72.0
                               ======         ======     =====

(1)Not adjusted to give effect to the Merger prior to August 9, 1996, i.e. includes only SPG costs prior to merger closing.
(2)Includes $3.3 million in tenant improvements to be paid over a 7-year period: $500,000/year from 1996 to 2000 and $400,000 to be paid in 2001 and 2002.
(3)Primarily represents capital expenditures not recovered from tenants.

                             SIMON DeBARTOLO GROUP
                       Gains on Sales of Peripheral Land
                          As of September 30, 1996(1)

                                 (In millions)


                                      Nine Months Ended
                                        September 30,
                                      1996           1995
                                      ----           ----

Consolidated Properties               $4.4           $1.8

SDG's Share of Joint Venture
   Properties                          1.6            1.0
                                      ----           ----


Totals                                $6.0           $2.8
                                      ====           ====

(1) Not adjusted to give effect to the Merger prior to August 9, 1996, i.e. includes only SPG costs prior to merger closing.

SIMON DeBARTOLO GROUP
Teleconference Text
November 11, 1996
4:00 p.m. EST


Good afternoon everyone and welcome to our third quarter earnings teleconference. With me today is Rick Sokolov and Steve Sterrett. I'm going to give you a brief overview of what's been happening, Rick is going to talk about certain development projects and Steve is going to give an update on where we are financially. I am going to take a couple of minutes right now to give you a status of where we are on the merger integration process. We will also have time to answer questions at the end.

First of all let me begin by giving you an overview of the status of the merger. As many of you know we announced in March 1996, where we began to plan for the integration of these companies. The integration process was effectively organized into four distinct, yet interrelated phases:

Phase I, the Planning stage, has been completed with the following results:
*    The SDG senior management team has been identified and is in place;
* we hired a couple of consultants to review operations and provide recommendations of "best practices," which has been completed; and
* staffing requirements for individual functions have been determined with savings projected at $20 million annually by mid-1997.

Phase II, integration of the core business functions of leasing, development, and property management, has also been completed. A matrix style management approach has been implemented with the mall portfolio realigned into 4-divisions, with each division managed by a team of senior leasing, development and management personnel with common goals and objectives. Community centers will continue to operate as a separate division. We believe that there are a number of potential benefits which can be realized in 1997 and beyond as a result of our leasing, management and development personnel's new property assignments. We are very encouraged, after having met for four days on budget meetings, as to what these "fresh set of eyes are bringing to the portfolio".

Phase  III,  which  includes  the consolidation of all  back  office  functions including finance, legal and human resources, is well underway. Major information systems platforms have been identified and data conversion and integration activities have commenced, with full conversion and integration anticipated by early to mid 1997.

Phase IV, the adoption of best practices and reengineering of business processes, is on-going. We've had a terrific opportunity to self examine how we do business. We've identified "best practices" in all functional areas of the company which should result in increased revenues and improved operating efficiencies above and beyond what I mentioned previously. A number of these items are currently being implemented, and it is our desire to create, as we have historically said, a "world class" organization at Simon DeBartolo Group.

We are very pleased with the progress of the integration to date and believe that as we become fully integrated we will have the ability to grow our income in a very profitable fashion.

Before I turn it over to Rick to discuss the upcoming activities, let me just say that, in general we are very pleased where the company is. There has been an increased level of excitement in terms of our company. We have reassigned leasing people who are meeting their challenges with vigor. We are very pleased with our comparable store numbers and I think we are bringing better tenants to our properties. We are obviously dealing with store closings through bankruptcies, but I think as we begin to take advantage of what our comparable store sales are suggesting, we are well poised to have an exciting year in 1997.

With that said, let me now turn it over to Rick to discuss certain activities.

I'd like to give you a brief update on our developmental activity and our capital program. This week is a very busy week for us. Thursday is the grand opening for Ontario Mills. This is our first opening with the Mills Corporation. We own 25% of this project, which is a 1.4 million square foot value-oriented super-regional mall located in Ontario, California. The reception has been outstanding. This project is opening 90% leased and committed. Ontario is anchored by tenants that you would want to see in this format, such as AMC Theatres, Marshalls, Sports Authority, TJMaxx, Bed Bath &
Beyond, Off 5th-Saks Fifth Avenue Outlet, Virgin Megastore, and Dave & Buster's. We are very excited about this one and we believe Ontario will be a very successful project.

On Friday of this week, we are opening our twentieth mall in Florida, which is Indian River Mall in Vero Beach, Florida. This 754,000 square foot regional mall is currently 84% leased and is anchored by Burdines, Dillard's, JCPenney, Sears, and a 24-screen AMC Theatre, that is opening in March of next year. SDG owns 50% of this project, which is the only regional mall in Indian River county which is the fastest growing county in the state of Florida.

Other Developments

We continue our development on over six million square feet of new gross leasable area on projects previously announced. Rather than spend the time going through that, we are going to have specific updates on the status of these new projects in our upcoming supplemental package which will be distributed to you with the third quarter 10-Q in the next few days.

We  continue  to  attack  our portfolio to increase the  market  share  of  our
projects.   Several  unannounced  development  projects  which  have  commenced construction include the following:

* At  Southern Park Mall in Youngstown, Ohio, we are adding a 38,000 square foot Cinemark Cinema and a food court in connection with a mall renovation. Total project cost is $19 million. The Cinema is opening in December of this year, the food court in March of next year, and the renovation will be complete in the summer.
* At Century III Mall in Pittsburgh, Pennsylvania, we have developed a $6 million renovation which will be completed in the spring of next year; and
* At Richmond Square Mall in Richmond, Indiana, we started construction on a mall renovation and expansion project which will add a Dillard's Department Store, an Office Max and a food component. Total cost to SDG is $8.5 million.

In the few weeks, we also plan to commence construction on two additional redevelopment projects:

* At Northgate Mall in Seattle we plan to convert existing GLA into a nine-unit food court in connection with a very productive property. Total cost is projected at $15 million and completion is expected in November of 1997.
* At East Towne Mall in Knoxville, Tennessee, we have a planned mall and food court renovation and theater expansion. Project cost is $10 million and completion is expected in the fourth quarter of 1997.

Our results to date from our renovations have been very encouraging. The tenants that we have added are performing well and our comp store sales and total store sales are outperforming the balance of the portfolio, so we believe we are on the right track in rededicating these dollars.

At the present, let me now kick it back over to Steve who will discuss financial results.

Financial Results

I assume that all of you have copies of the press release issued this morning; and in the interest of time, we will not repeat the details included in that release. I would like to reiterate, however, that the financial results reported reflect the results of Simon Property Group through August 9, 1996 and the combined Simon DeBartolo Group only subsequent to the merger completion. This is in accordance with the purchase method of accounting utilized to record this merger transaction.

Statistical comparisons, however, in the release and in this discussion, are reported on a combined basis, including both the Simon and DeBartolo portfolios for all periods reported. To assist you in your analyses, this quarter's supplemental package will provide statistics for the Simon portfolio and the DeBartolo portfolio individually as well as the combined portfolio, consistent with the supplemental package of June 30 information we provided to you in September. We expect to file this supplemental package along with our 3rd quarter 10-Q on November 14th.

Funds from Operations for the third quarter of 1996 were $0.57 per share as compared to $0.52 per share in 1995, an increase of 9.6%. Funds from Operations for the nine months ended September 30th were $1.61 per share as compared to $1.50 per share for the same period in 1995. This represents an increase of 7.3%.

Let me talk now about some of the operational highlights of the third quarter:

Operationally, small shop occupancy in the regional malls was 84.3%, unchanged from September 30, 1995. We have implemented a change in our calculation methodology for occupancy beginning with this quarter. In the past, we excluded tenants whose lease form was a short form "license agreement," even if the lease term was longer than one year. We have modified our calculation, effective with this quarter, to include all tenants in occupancy with a lease commitment in excess of one year. This change is to make Simon consistent with the method previously employed by DeBartolo.

Our occupancy rate has been significantly impacted by non-routine activities at four of the portfolio properties.

* We continue our de-malling efforts at Southtown Mall in Fort Wayne, Indiana, and Charles Towne Square in Charleston, South Carolina,
* We have been de-leasing tenants at Mission Viejo Mall in Mission Viejo, California, and Richmond Mall in Cleveland, Ohio, to facilitate major renovations and expansions at those two properties expected to commence in 1997.

Regional mall occupancy excluding these four centers at September 30 would have been 84.9%.

Average base rent at September 30 was $20.18 per square foot, up $1.10, or 5.8%, from $19.08 at September 30, 1995. Excluding the impact of non-
comparable centers (centers not included in the portfolio during the same period in 1995), average base rent was $19.91, for a 4.4% increase over the 1995 level. Re-leasing spreads are consistent with historical trends, with new leases signed at rents $4.83 per square foot higher than leases expiring or tenants who have closed. On a percentage basis, this spread is 26.6%.

Sales volume for the regional malls (excluding anchors) was up 7.7% to $4.3 billion in 1996 from 4.0 billion in 1995. Excluding the non-comparable centers, the volume was $4.043 billion, Comparable sales per square foot in the combined portfolio at 9/30/96 are $297, representing an 8.8% increase over comparable sales reported in 1995. The differential is attributable to the loss of weaker tenants in under-performing stores such as Edison Brothers, Petrie and Merry-Go-Round during 1996.

Let me now talk about some of the activities in our capital market.

Capital Market Activities

We  were  active  on  the capital markets front during the third  quarter.   We
obtained  a  two-notch  upgrade from Moody's and a  single-notch  upgrade  from
Standard & Poor's, due to the merger, successful meetings with the rating agencies, and SPG's overall operating performance over the past two years. We are now a solid BBB+ corporate credit as rated by Moody's, S & P and Fitch.

As a result of our positive ratings and the current favorable market conditions, we were able to effect the following during the quarter:

  On September 24, we completed a public offering of 8 million shares of 8 3/4%
   redeemable  preferred  stock at $25 per share.  We  were  pleased  with  the pricing  on  the  issue  and with the positive response  received  from  the investment community. Proceeds from the offering were used to repay existing indebtedness, reducing overall leverage including the retirement of two mortgages which resulted in the unencumbering of $19 million of annual EBITDA.

  On  September 27, we completed the consolidation of three existing  corporate credit facilities into one $750 million unsecured, revolving credit facility. The facility matures in September, 1999, and contains a one year extension, at SDG's option. The new facility initially bears interest at LIBOR plus 90 basis points as compared to 132.5 basis points and 175 basis points on its previous unsecured and secured facilities, respectively. The facility also has a competitive option feature which has further reduced the interest cost to LIBOR plus 73 basis points on $150 million of outstandings on the line.

We continue to formulate plans to complete an unsecured debt offering prior to year-end and are in the final stages of document review with the SEC.

Conclusion by David

We are obviously pleased with the progress that has been made in a short period of time integrating these two companies, and the market's reaction to our merger. With the economy remaining relatively healthy, we look forward to a solid holiday shopping season and are obviously pleased with the trends that are happening at the retail sales level with our portfolio. Despite the challenging retail environment, with the recent bankruptcy filings we continue to feel very comfortable with our progress in 1996 and 1997. As we step back and look, I think our strategy of being the dominant retail real estate organization is coming forth. On the capital side, we had the best balance sheet and the largest capital structure in the industry. On the development and redevelopment side, we have Mission Viejo, where we are adding Nordstrom; North East Mall in Fort Worth, Texas, where we are adding Nordstrom and another anchor department store; Aventura Mall where we are adding Bloomingdale's; Florida Mall where we are adding Saks as well as Burdine's; and with the Forum Shop's expansion, we will have the five most exciting expansion projects that the industry has seen opening next year and in 1998. I think our new development activity, again, is very robust. Our relationship with the Mills continues to be a healthy one with our involvement in Ontario Mills, Grapevine Mills, and Arizona Mills, as well as the new development activity that we're undertaking. As Rick mentioned we have a number of embedded development and redevelopment projects within the existing portfolio. We are very anxious to achieve our goals and we believe we are well-positioned to remain the dominant retail real estate organization in this country and look forward to a good fourth quarter and the beginning of some exciting things in 1997.

This concludes our prepared remarks for the conference call. We are now ready to take questions from the participants.